EXHIBIT 99.1

FOR IMMEDIATE RELEASE
July 3, 2013
Contact:    Amanda Taylor
ViewPoint Financial Group, Inc.
972-509-2011

ViewPoint Financial Group, Inc. Announces Resignation of Chief Financial Officer Pathie E. McKee

PLANO, Texas, July 3, 2013 - ViewPoint Financial Group, Inc. (NASDAQ: VPFG) (the "Company"), the holding company for ViewPoint Bank, N.A. (the "Bank"), today announced that its Executive Vice President and Chief Financial Officer Pathie E. McKee will resign from the Company effective July 31, 2013. McKee will provide the Company with consulting services through December 31, 2013 in order to assist in the transition of her responsibilities. She served as Chief Financial Officer since 1997, and has been employed by ViewPoint since 1983.

"Patti has made significant contributions to the Company during her long tenure here, and we wish her well in her future endeavors," said Kevin Hanigan, President and Chief Executive Officer. "We are taking steps to ensure a smooth transition of this important role, and are pleased that Patti will remain with us in a consulting capacity.”

The Company has already commenced a national search to identify a successor.

Kari Anderson, the Company's Senior Vice President and Controller, has been promoted to the position of Chief Accounting Officer, and will assume interim responsibilities during McKee's transition, including responsibility for serving both as the Company's principal accounting officer and principal financial officer. Anderson joined the Company in 1993 and has served 11 years in her current position. Anderson has almost 20 years of banking and accounting experience. She holds a Bachelors of Business Administration degree from East Texas State University and is a Certified Public Accountant.

About ViewPoint Financial Group, Inc.

ViewPoint Financial Group, Inc. is the holding company for ViewPoint Bank, N.A. ViewPoint Bank, N.A. operates 31 banking offices in the Dallas/Fort Worth metropolitan area, including two First National Bank of Jacksboro locations in Jack and Wise Counties. For more information, please visit www.viewpointbank.com or www.viewpointfinancialgroup.com.

When used in filings by the Company with the Securities and Exchange Commission (the “SEC”) in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things: changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; the industry-wide decline in mortgage production; competition; changes in management's business strategies; our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we have acquired or may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; and other factors set forth under Risk Factors in the Company's Form 10-K that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The factors listed above could materially affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances occurring after the date of such statements.